Exhibit 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)

PubMatic, Inc.
(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	2,635,259(2)	$15.26(3)	$40,214,053	$0.00011020	$4,432
Equity	Class A common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	527,051(4)	$12.97(5)	$6,835,852	$0.00011020	$754
Total Offering Amounts					$47,049,905		$5,186
Total Fee Offsets							—
Net Fee Due							$5,186

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock, par value $0.0001 per share (“Class A Shares”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A Shares.
(2)Represents additional shares of Class A Shares reserved for issuance under the Registrant’s 2020 Equity Incentive Plan (the “2020 EIP”).
(3)Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $15.26, the average of the high and low prices of the Registrant’s Class A Shares as reported on The Nasdaq Global Market on February 24, 2023.
(4)Represents additional shares of Class A Shares reserved for issuance under the Registrant’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”).
(5)Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $15.26, the average of the high and low prices of the Registrant’s Class A Shares as reported on The Nasdaq Global Market on February 24, 2023, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2020 ESPP.